UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011

OLD DOMINION ELECTRIC COOPERATIVE

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia		23060
(Address of Principal Executive Offices)		(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See discussion in Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 7, 2011, Old Dominion Electric Cooperative (“ODEC”) issued $350.0 million of first mortgage bonds in a private placement. The bonds consist of $90.0 million of 4.83% First Mortgage Bonds, 2011 Series A due December 1, 2040; $165.0 million of 5.54% First Mortgage Bonds, 2011 Series B due December 1, 2040; and $95.0 million of 5.54% First Mortgage Bonds, 2011 Series C due December 1, 2050.

The terms and conditions of the Bonds were established pursuant to the First Supplemental Indenture, dated as of April 1, 2011 (the “First Supplemental Indenture”), to the Second Amended and Restated Indenture of Mortgage and Deed of Trust with Branch Banking and Trust Company, as trustee (the “Indenture”). A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.1. The Bonds will be secured equally and ratably with all other obligations outstanding under the Indenture.

The proceeds of the issuances will be used to repay our $215.0 million First Mortgage Bonds, 2001 Series A due June 1, 2011 and for general corporate purposes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The Exhibit listed below is being furnished with this Form 8-K.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of April 1, 2011, to the Second Amended and Restated Indenture of Mortgage and Deed of Trust with Branch Banking and Trust Company, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

/s/ Robert L. Kees
Date: April 8, 2011	Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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